UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): December 8, 2008

ZHONG SEN INTERNATIONAL TEA COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Florida	5149	26-2091212
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

2416 Lincoln Street
Hollywood, FL 33020
 (Address of Principal Executive Offices)(Zip Code)

(206) 888-2585
 (Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT.

The following changes to the Company’s directors and officers have occurred:

o	On October 15, 2008, the following person was appointed to new position as an Officer of the Company:
- Pin Nie, Chief Executive Officer and Chief Operating Officer and Director

o	On October 29, 2008, the following person resigned as an Officer of the Company:
- Xiaokun Li, Chief Financial Officer

o	Also, on October 29, 2008, the following person were hired as Officer of the Company:
- Binquan Zhang, Chief Financial Officer

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 15, 2008, the Company changed the position of Pin Nie from Chief Operating Officer and Director to Chief Executive Officer, Chief Operating Officer and Director of the Company.

On October 29, 2008, Xiaokun Li resigned as Chief Financial Officer. The resignation was for unspecified reasons but was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 29, 2008, the Company hired Binquan Zhang as Chief Financial Officer of the Company.

Pin Nie, Chief Executive Officer, Chief Operating Officer and Director

Mr. Nie is our Chief Executive Officer, Chief Operating Officer and a member of our Board of Directors.  Mr. Nie is a an efficiency expert who  successfully designed and presided over more than 100 cases involving sales and marketing  programs to  commonweal activities.  Among his successes was the Vietnam 411 Cow Development Strategy, which improved the Vietnam milk import industry. He is also a writer and journalist who has had five of his works adapted to film. He is the Chief Designer of Yunnan Zhongsen Commercial Forest Plantation Group Inc.  He is also an expert in business models and corporate structure reformation.  He is currently engaged as president of Longfeng Advertisement Inc., and President of Yunnan Harmonious Cultural Spread Inc., and serves as the Director of China Pu’er International Inc.  He brings his knowledge and talents of the private sector having been a multi-unit media manager and developer and as management design for over 15 years.

Binquan Zhang, Chief Financial Officer

Binquan Zhang received his post-graduate education in the Chinese Academy of Social Sciences and majored in Economics. Mr. Zhang serves as Chief Financial Officer of Zhong Sen International Tea Company. He is a certified public accountant with various work experience which includes his services as Chief Financial Officer in ZSIT effective as of October 15, 2008.  As early as 1987, he started his work on accounting in Yunnan Tin Group.  From 1987 to 1990, he worked as an Officer in the management department in Yunnan Tin Group and was mainly responsible for resources arrangement and financial affairs. From December of 1990 to the December of 1997, he was engaged as Financial Director, Financial Controller, as well as Chief Financial Officer in Yunnan at AiPhia Solder Corporation Ltd, a Sino-US joint venture company that specializes in the production of silver-based solder, solder copper, tin-lead solder. lead-free solder and flux in professional production.  From 2001 to now, he was engaged as Chief Financial Officer of Kunming Pantong Co.,Ltd , a company with registered capital of 200,000,000 RMB and specialized in real estate.  In addition, he is also skilled in information technology and passed national computer rank examinations for the senior technician’s teams.

Mr.Zhang’s knowledge, combined with his work experience in Sino-US companies will accelerate the internationalization progress of ZSIT.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ZHONG SEN INTERNATIONAL TEA CO.

Date: December 8, 2008	By: /s/ Li Wang
Li Wang President and Chairman of the Board